UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or –	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ROFIN-SINAR URGES STOCKHOLDERS TO VOTE THE WHITE PROXY CARD FOR THE COMPANY’S HIGHLY QUALIFIED DIRECTOR NOMINEES

ROFIN’s Offer to Expand Board and Immediately Appoint SilverArrow Nominee Gebhard Rainer to ROFIN’s Board Continues to be Open

Plymouth, MI / Hamburg, Germany, March 1, 2016 – ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI) (“ROFIN” or “the Company”), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions and components, today sent a letter to ROFIN stockholders urging them to protect their investment in ROFIN by voting the WHITE proxy card FOR the re-election of ROFIN’S highly qualified nominees: Carl F. Baasel, Daniel J. Smoke and Gary K. Willis.

Highlights of the letter include:

•	ROFIN has a clear path to increase stockholder value and is showing stronger financial performance. The Board has taken important steps to manage the significant industry transition to higher-growth new technologies, like high-power fiber lasers and ultrashort pulse lasers. As a result of these steps, ROFIN is well positioned to drive long-term stockholder value and is already delivering stronger financial performance with above-market growth in high-power fiber lasers and ultrashort pulse lasers and improving profit margins. This is underscored by a 64% year-over-year increase in earnings per share in fiscal year 2015.

•	ROFIN is committed to the right governance structure to support the creation of long-term stockholder value. ROFIN has implemented a majority voting standard and director resignation policy in uncontested elections of directors. At this year’s Annual Meeting of Stockholders, ROFIN will conduct advisory votes on declassification of the Board and elimination of the supermajority vote requirement and, if approved, will hold a binding vote on these proposals in

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2017. SilverArrow Capital Advisors, LLC (“SilverArrow”) only submitted its stockholder proposals to ROFIN after the published deadline for including stockholder proposals in the Company’s proxy statement. This necessitated SilverArrow having to issue its own competing proxy statement, creating a potentially confusing situation for our stockholders, and which we believe underscores SilverArrow’s disorganized attempts at implementing an activist stockholder campaign for its own benefit.

•	ROFIN stands by its reasonable settlement offer that would provide SilverArrow with immediate Board representation. To avoid this costly and distracting proxy fight with SilverArrow, ROFIN offered in December 2015 to expand its Board and immediately appoint one of SilverArrow’s nominees, Mr. Gebhard Rainer, to the Board. Had our offer been accepted, Mr. Rainer would have been appointed a director for a term expiring in 2017, and first be standing for re-election at next year’s Annual Meeting of Stockholders. We found SilverArrow's other two nominees, Messrs. Limberger and Kovler, to lack the knowledge, experience and qualities to serve as effective ROFIN directors. Our offer to add Mr. Rainer to the ROFIN Board still stands and ROFIN would welcome the opportunity to engage with SilverArrow on reasonable terms to reach a settlement.

A copy of the letter follows:

Dear Fellow ROFIN Stockholders,

The ROFIN-SINAR stockholder meeting is rapidly approaching. We urge you to vote FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis on the enclosed WHITE proxy card TODAY to protect your investment in ROFIN. These three highly qualified director nominees will ensure that ROFIN continues to have a Board with the right combination of experience, backgrounds and qualifications to effectively increase value for ALL ROFIN stockholders.

ROFIN HAS A CLEAR PATH TO INCREASE STOCKHOLDER VALUE AND IS SHOWING STRONGER FINANCIAL PERFORMANCE

ROFIN and its Board of Directors have a clear strategy to increase stockholder value and this strategy is showing results. In fiscal year 2015, earnings per share increased 64% year-over-year. In the first quarter of fiscal year 2016, earnings per share increased year-over-year and exceeded guidance, excluding significant non-recurring costs primarily related to the proxy fight initiated by dissident stockholder SilverArrow Capital Advisors.

We were able to successfully manage a significant transition from mature laser technologies to new technologies (like ultrashort pulse lasers) and disruptive technologies (like high-power fiber lasers), while balancing strong financial performance and a solid balance sheet with no significant debt. The Board has directed strategic acquisitions, efficiency enhancements, technological innovations and

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personnel changes to ensure our Company is well positioned to create sustainable value for ALL stockholders.

While the significant investments we have made to position ROFIN in newer high-growth technologies have affected short-term financial results, they have established a strong platform from which to drive future growth and expand our profit margins. The phase of substantial investments to expand into high-power fiber laser technology is now complete and our initiatives to reduce manufacturing costs are already yielding results. We are building momentum in our high-power fiber laser and ultrashort pulse laser businesses and are now well positioned to build sustainable stockholder value over the long term.

We believe that under the leadership of the Board and management team, ROFIN is successfully executing its growth strategy. We urge you to keep this momentum going by voting on the WHITE proxy card FOR the re-election of directors Carl F. Baasel, Daniel J. Smoke and Gary K. Willis.

ROFIN IS COMMITTED TO THE RIGHT GOVERNANCE STRUCTURE TO SUPPORT THE CREATION OF SUSTAINABLE STOCKHOLDER VALUE

We welcome the input of stockholders and are committed to establishing the most appropriate governance structure to support the creation of sustainable stockholder value. We regularly review our corporate governance structure and following discussions with various stockholders, we have taken a number of important steps to enhance our governance.

•	In February 2016, the Board amended the Company’s by-laws to implement a majority voting standard and director resignation policy in uncontested elections of directors; and deleted a mandatory age limit for directors that allows for the election of highly qualified candidates without regard to their age.

•	At this year’s Annual Meeting, the Board determined to conduct advisory votes on declassification of the Board and elimination of the supermajority vote requirement. If the proposals are approved, the Board will conduct a binding vote to declassify the Board and eliminate the supermajority vote requirement at the 2017 Annual Stockholders Meeting.

SilverArrow has included five stockholder proposals on its green proxy card. These proposals have already been addressed by ROFIN through the actions outlined above, with the exception of a proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and an advisory proposal to permit stockholders to act by written consent. We do not believe that these two additional proposals are in the best interests of ROFIN or its stockholders at this time, but we will continue to evaluate our governance structure and solicit input from our stockholders on corporate governance.

It is important for you to know that SilverArrow only submitted its stockholder proposals to us after the published deadline for including stockholder proposals in the Company’s proxy statement. Our 2015

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proxy statement stated that the deadline for proposals to be included in the 2016 proxy statement was October 9, 2015, yet SilverArrow submitted its proposals to the Company on January 12, 2016. This necessitated SilverArrow having to issue its own competing proxy statement, creating a potentially confusing situation for our stockholders. We believe SilverArrow’s disorganized attempts at implementing an activist stockholder campaign underscores the risks SilverArrow and its Board nominees pose to our stockholders and the value of our Company. Concerns about SilverArrow’s ability to run an activist stockholder campaign and identify suitable directors for ROFIN’s Board include SilverArrow’s:

•	Failure to meet the deadline for stockholder proposals;
•	Confusing attempts to identify its director candidates;
•	Failure to identify any director candidate with experience in the specialized industrial laser segment or with U.S. public company Board experience;
•	Lack of diligence and no understanding of the Company’s business, as demonstrated by erroneous statements regarding certain market data and financial metrics; and
•	Short history and complete lack of active public company ownership.

SilverArrow does not have a credible track record or any original strategic ideas of substance. We believe that electing SilverArrow’s nominees to ROFIN’s Board would be a mistake and could negatively affect the future of our company and your investment. Don’t let ROFIN be SilverArrow’s experiment.

ROFIN STANDS BY ITS REASONABLE SETTLEMENT OFFER THAT WOULD PROVIDE SILVERARROW WITH IMMEDIATE BOARD REPRESENTATION

We engaged in discussions with SilverArrow over several months in 2015 in a good-faith effort to reach a settlement and avoid this costly and distracting proxy fight. The Company’s good faith efforts included our offer in December 2015 to expand the ROFIN Board to allow for an additional director, and to immediately appoint one of SilverArrow’s nominees, Mr. Gebhard Rainer, as that additional director. Had our offer been accepted, Mr. Rainer would have been appointed as a director for a term expiring in 2017, and first standing for re-election at next year’s Annual Meeting of Stockholders. We found SilverArrow's other two nominees, Messrs. Limberger and Kovler, to lack the knowledge, experience or character to serve as effective ROFIN directors.

We are disappointed with SilverArrow’s outright rejection of our good faith settlement offer and SilverArrow’s unreasonable “take-it-or-leave-it” counteroffer, which demanded the retirement from the Board at this year’s Annual Meeting of three of ROFIN’s experienced and highly qualified directors and the appointment instead of all three of SilverArrow’s proposed nominees, even though our independent Nominating Committee unanimously determined that two of SilverArrow’s nominees, Messrs. Limberger and Kovler, lack the necessary skill set and character to serve as effective directors.

Our offer to add Mr. Rainer to the ROFIN Board still stands and we would welcome the opportunity to engage with SilverArrow on reasonable terms to reach a settlement.

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PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

The Board and management team have made significant progress positioning the business in new faster-growing technologies that will support sustainable value creation. The early signs of improved financial performance are evident with strong growth in high-power fiber lasers and ultrashort pulse lasers and increased profit margins. ROFIN’s current Board is committed to continuing on this path towards enhanced sustainable value creation for ALL stockholders.

It is important for you to disregard any material sent to you by SilverArrow and to not vote SilverArrow’s green proxy card. We urge you to protect your investment and vote the WHITE proxy card TODAY FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees.

Sincerely,

Dr. Peter Wirth Chairman of the Board of Directors	Ralph E. Reins Lead Independent Director	Dr. Stephen Fantone Chairman of the Nominating Committee

If you have any questions or require assistance in voting your proxy card, please contact our proxy solicitor

Banks, Brokers and Stockholders

Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at:

Rofin@georgeson.com

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of industrial applications based on a broad scope of technologies. The product portfolio

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ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as solid-state, fiber, ultrashort pulse and CO2 lasers, as well as diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 55,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

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Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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